UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2020 (June 9, 2020)

FUSE MEDICAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-10093	59-1224913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1565 North Central Expressway Suite 220 Richardson, Texas		75080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (469) 862-3030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FZMD	OTCPink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matter to a Vote of Security Holders

On June 9, 2020, Fuse Medical, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). The total number of shares of common stock eligible to vote as of the record date, April 14, 2020, was 73,124,458 and, pursuant to the Company’s Bylaws, 36,562,230 shares were required to be present or represented at the Annual Meeting to constitute a quorum. The total number of shares of common stock present or represented at the Annual Meeting was 66,151,627, and a quorum therefore existed.

At the Annual Meeting:

1.	Election of Board of Directors. The following persons were elected as directors of the Company for a one-year term expiring at the 2021 Annual Meeting of Stockholders with the following vote:

Name	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Renato V. Bosita, Jr., MD	64,676,302	391	3	1,474,931
Mark W. Brooks	64,676,337	356	3	1,474,931
William E. McLaughlin, III	64,515,876	354	160,466	1,474,931
Christopher C. Reeg	64,676,337	354	5	1,474,931
2.

Ratification of the Selection of Baker Tilly Virchow Krause LLP (“Baker Tilly”). The selection of Baker Tilly to act as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2020 was ratified by a vote of (i) 66,120,944 in favor, (ii) 150 against, and (iii) 30,533 abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Company Name

Date: June 10, 2020	By:	/s/ William E. McLaughlin, III
William E. McLaughlin, III
Senior Vice President Chief Financial Officer and Director

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